Exhibit 3.79
(STAMP)
MASSACHUSETTS RESIDENTIAL NOMINEE SERVICES, LLC
Mass. ID number 000818148
CERTIFICATE OF AMENDMENT
Federal employer identification no: 33-1007581
1.	The name of the limited liability company is Massachusetts Residential Nominee Services, LLC.

2.	The date the original Certificate of Organization was filed is May 24, 2002.

3.	Name and business address, if different from its office address, of each manager:

Name	Business Address

National Residential Nominee Services Inc.	300 Montgomery Street, Suite 650
San Francisco, CA 94104
The manager is a Delaware corporation, and is authorized to do business in Massachusetts.
4.	Name and business address, if different from its office address, of each person authorized to execute documents to be filed with the Division:

Name	Business Address

National Residential Nominee Services Inc.	300 Montgomery Street, Suite 650
San Francisco, CA 94104
5.	Name and business address, if different from its office address, of each person authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property whether to be filed with the Registry of Deeds or a district office of the Land Court, if any:

Name	Business Address

National Residential Nominee Services Inc.	300 Montgomery Street, Suite 650
San Francisco, CA 94104

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6.	Amendments to the Certificate of Organization are as follows:

The initial managers named in the Certificate of Organization have changed to National Residential Nominee Services Inc. at the above business address. The person authorized to execute documents filed with the Division, and to execute, acknowledge, deliver and record any recordable instrument, is the manager named above.

Dated: June 20, 2002	Massachusetts Residential Nominee Services, LLC
	By:	/s/ Eileen W. Van Roeyen
Eileen W. Van Roeyen, Authorized Person

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(STAMP)
MASSACHUSETTS RESIDENTIAL NOMINEE SERVICES, LLC
CERTIFICATE OF ORGANIZATION
Federal employer identification no: Applied for
     Pursuant to the provisions of Section 12 of the Massachusetts Limited Liability Company Act, M.G.L. c. 156C, (the “Act”) the undersigned, desiring to organize a Massachusetts limited liability company, submits the following Certificate of Organization for Massachusetts Residential Nominee Services, LLC (the “Company”):
     1. Name of the Limited Liability Company. The name of the limited liability company formed hereby is Massachusetts Residential Nominee Services, LLC.
     2. Office of the Limited Liability Company. The address of the office of the Company in the Commonwealth of Massachusetts as required to be maintained by Section 5 of the Act is, 100 Medway Road, Suite 401, Milford, MA 01757.
     3. Business of the Limited Liability Company. The general character of the business the Company proposes to do in the Commonwealth of Massachusetts is to take, hold and transfer title to residential real estate. The Company may conduct or engage in all such other operations, activities and businesses as may be in any way incidental to or connected with the foregoing.
     4. Date of Dissolution. The Company shall have no specific date of dissolution.
     5. Agent for Service of Process. The name and business address of the registered agent for service of process for the Company required to be maintained by Section 5 of the Act is, CT Corporation System, 101 Federal Street, Boston, Massachusetts 02110.
     6. Managers. At the time of formation of the Company, the name and business address of each of the initial managers are:

Radah Butler	300 Montgomery Street, Suite 650, San Francisco, CA 94104
Francene DePrez	808 Travis Street, Suite 1518, Houston, TX 77002
     7. Execution of Documents (Secretary of the Commonwealth). Those persons designated from time to time pursuant to the Operating Agreement are authorized to execute documents to be filed with the Secretary of the Commonwealth. Initially, the managers named above are so authorized.
     8. Execution of Recordable Instruments. Those persons designated from time to time pursuant to the Operating Agreement are authorized to execute, acknowledge, deliver, and record any recordable instruments. Initially, the persons authorized to execute, acknowledge, deliver,

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and record any recordable instrument purporting to affect an interest in real property shall be the managers named above.
     IN WITNESS WHEREOF, the undersigned hereby affirms under the penalties of perjury that the facts stated herein are true, as of May 22, 2002.

/s/ Eileen W. Van Roeyen
Eileen W. Van Roeyen, Authorized Person

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